Exhibit 31.1

CERTIFICATION UNDER SECTION 302

I, Scot Cohen, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Wrap Technologies, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 25, 2025

/s/ Scot Cohen
Scot Cohen
Chief Executive Officer (Principal Executive Officer and Interim Principal Financial Officer and Principal Accounting Officer)